UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported) January 11, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 11, 2023, Digital Brands Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million.

Each Common Warrant has an exercise price of $3.80 per share, will be immediately exercisable upon issuance and will expire five years from the date of issuance.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to any Investor whose purchase of shares of Common Stock would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock after giving effect to the issuance of the Securities on the closing date of the Private Placement. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company and its subsidiaries have agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the Effective Date (as defined in the Purchase Agreement). In addition, the Company has agreed to not issue any securities that are subject to a price reset based on the trading prices of its Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the Effective Date (as defined in the Purchase Agreement), subject to certain exceptions provided for in the Purchase Agreement.

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Private Placement closed on January 13, 2023. The Company expects to use the proceeds from the Private Placement for working capital purposes.

The foregoing summaries of the Common Warrants, the Pre-Funded Warrants, and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Registration Rights

In connection with the Private Placement, the Company and the Investor entered into a Registration Rights Agreement dated January 11, 2023 (the “Registration Rights Agreement”), providing for the registration for resale of the Securities (including the shares of Common Stock underlying the Warrants) that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within 30 calendar days of the date of the Registration Rights Agreement (the “Filing Date”). The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 60 calendar days of the date of the Registration Rights Agreement (or 90 days in the event of a full review of the Registration Statement by the SEC) (the “Effectiveness Date”), and to keep the Registration Statement continuously effective for a period that extends from the first date on which the SEC issues an order of effectiveness in relation to the Registration Statement until such date that all registrable securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Company has granted the Investors customary indemnification rights in connection with the Registration Statement. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Other Agreements

Wainwright served as the exclusive placement agent for the issuance and sale of the securities pursuant to the Purchase Agreement. The Company has agreed to pay Wainwright a cash fee equal to 7.5% of the aggregate gross proceeds raised in the offering, a management fee equal to 1.0% of the gross proceeds raised in the offering, $35,000 for non-accountable expenses, and up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company has also agreed to grant to Wainwright, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 95,786 shares of common stock. The Placement Agent Warrants are in substantially the same form as the Common Warrants, except that the exercise price is approximately $4.8938 per share. The foregoing summary of the Placement Agent Warrant is qualified in its entirety by reference to the form of Placement Warrant, which is filed as Exhibit 4.3 to this Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the securities was made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The Securities (including the shares of Common Stock underlying the Pre-Funded Warrants) have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On January 11, 2023, the Company issued a press release announcing the pricing of the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K. On January 13, 2023, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto.

10.2	Form of Registration Rights Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto.

99.1	Press Release by the Company on January 11, 2023.

99.2	Press Release by the Company on January 13, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: January 13, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer